SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

$4,800,000.00June 25, 2015

FOR VALUE RECEIVED, the undersigned, BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation (“Borrower”), hereby promises to pay to the order of PACIFIC WESTERN BANK, a California state-chartered bank, as successor-by-merger to CapitalSource Bank (together with its successors and assigns, “Lender”), at Lender’s offices at 5404 Wisconsin Avenue, Second Floor, Chevy Chase, Maryland 20815, Attention: SFG – Portfolio Manager (or at such other place as Lender may from time to time designate), the principal sum of Four Million Eight Hundred Thousand and No/100 Dollars ($4,800,000.00), together with interest thereon, upon the terms and conditions specified below.

ARTICLE I DEFINITIONS AND INTERPRETATION
1.1 Certain Terms Defined. Terms used in this Note shall have the meanings ascribed thereto below.

“Adjusted Average Price Per Point” means, as of any Quarterly Determination Date, an amount equal to the lesser of (i) the average price, in Dollars, to purchase one Point (pursuant to a Timeshare Agreement) during the immediately preceding calendar quarter (as reported to Lender concurrently with delivery of the quarterly inventory report pursuant to Section 3.2(b)), and (ii) One and 58/100 Dollars ($1.58).

“Adjusted Release Payment” shall mean, as of any Quarterly Determination Date, an amount equal to (i) the outstanding balance of the Obligations due and owing divided by (ii) the product of (a) seventy-five percent (75%) multiplied by (b) the aggregate Retail Value of all Pledged Intervals (taking into account Recycled Inventory and any Pledged Intervals that have been released).

“Affiliate”  shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided,  however, that under no circumstances shall Guarantor be deemed an Affiliate of any 5% or greater shareholder of Guarantor or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Guarantor, nor shall any such shareholder be deemed to be an Affiliate of Borrower or Guarantor; and provided further,  however, that neither BFC Financial Corporation, nor any of its Affiliates, shall be deemed to be an Affiliate of Borrower or Guarantor.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, any entity included in the Guarantor’s GAAP consolidated financial statements shall be an Affiliate of Guarantor and Borrower (a “Direct Affiliate”).

“Amended Note” has the meaning set forth in Section 4.4.

“Amended Note Closing Date” means July 10, 2013.

“Applicable Law” means any and all federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to the Loan, this Note, the other Loan Documents and Security Documents, Borrower, any Guarantor, the Resort, the Collateral or any portion thereof including, without limitation, those regarding access and facilities for handicapped or disabled persons and any required by any Applicable State or any of their administrative agencies.

“Applicable States” means (i) Wisconsin and (ii) any other state in which Borrower is or becomes qualified to sell Timeshare Interests located at the Resort.

“Assignment of Declarant’s Rights” means each Assignment of Declarant’s Rights executed by a Declarant in favor of Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.

“Bluegreen Corporation” means Bluegreen Corporation, a Florida corporation.

“Business Day” means (i) any day that is not a Saturday, Sunday or other day on which commercial banks in California and New York City are authorized or required by law to remain closed and (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate, the term “Business Day” means any day which is a business day described in clause (i) and which is also a day for trading by and between banks in dollar deposits in the London interbank market.

“Club Trust Agreement” means that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, by and among Bluegreen Vacations Unlimited, Inc., Bluegreen Resorts Management, Inc., Bluegreen Vacation Club, Inc. and Club Trustee, as the same may be amended, modified, supplemented or restated from time to time.

“Collateral” means, collectively and each individually, all collateral and/or security granted (or purported to be granted) to Lender by Borrower and/or any Guarantor pursuant to the Loan Documents including, without limitation, the collateral described in each Mortgage.

“Common Elements”  has the meaning set forth in the Declaration, and includes all recreational and service facilities as well as the land (excluding real property constituting all or a part of a Timeshare Unit) that are included within the Resort and owned by Borrower, for the common use and enjoyment of a Purchaser of Timeshare Interests.

“Condemnation Compensation” has the meaning set forth in the Mortgages.

“Contract Rate” means a rate per annum equal to the sum of the LIBOR Margin plus the LIBOR Rate.

“Credit Party” means Borrower and Guarantor.

“Debtor Relief Law” means, collectively, the Bankruptcy Code and all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Declarant” means the declarant under any Declaration and the Articles of Incorporation and By-Laws of the related Owner’s Association, as amended.

“Declaration” means, collectively, all declarations, covenants, conditions and restrictions, or other restrictive covenants encumbering all or any portion of the real property where the Resort or a building in which a Pledged Interval is located, filed in the appropriate official records of the county where the Resort or such building is located, and delivered to Lender prior to the date hereof.

“Default” means the occurrence of any event, circumstance or condition which, after the giving of any required notice and/or the passage of any applicable cure period, would constitute an Event of Default under this Note or any other Loan Document.

“Default Rate” means a rate per annum equal to the lesser of (i) four (4) percentage points over the Contract Rate, or (ii) the maximum rate of interest permitted to be charged by applicable laws or regulation governing this Note until paid.

“Dollars” and “$” mean lawful money of the United States of America.

“Event of Default” shall mean an “Event of Default” as defined in the Mortgage.

“Equity Interests” shall mean, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), limited liability company interests, partnership interests (general or limited), trust, joint venture or other business association interests, stock appreciation rights, membership unit appreciation rights, partnership interest appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights, partnership interest purchase rights, and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Furnishings” means the furnishings, furniture, equipment, appliances and fixtures provided by Borrower at the Resort for use within the Timeshare Units and the Common Elements.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Governmental Authority” means any federal, state, foreign, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court or administrative tribunal.

“Guarantor” means Bluegreen Corporation.

“Guaranty” means, collectively and each individually, any guaranty executed by any Guarantor in favor of Lender, as each may be amended, restated, supplemented, replaced, renewed, extended or otherwise modified from time to time.

“Indebtedness” means for any Person, without duplication, the sum of the following:

(a) indebtedness for borrowed money, including non-recourse and subordinated indebtedness;
(b) obligations evidenced by bonds, debentures, notes or other similar instruments;
(c) obligations to pay the deferred purchase price of property or services relative to the purchase of long term assets in accordance with GAAP;
(d) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases;
(e) obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;
(f) obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument;

(g) indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset);

(h) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) though (g) above; and

(i) liabilities in respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

“LIBOR Margin” means Five and 25/100ths percent (5.25%) per annum.

“LIBOR Rate” means a daily fluctuating rate per annum equal to the rate of interest which is identified and normally published by Bloomberg Professional Service page USD-

LIBOR-BBA (BBAM) as the offered rate for loans in United States dollars for a one (1) month period, rounded upwards, if necessary, to the nearest 1/1000 of 1% (3 decimal places).  Such rate for any day shall be the rate set by the British Bankers Association as of 11:00 a.m. (London time) on such day (or if such day is not a Business Day, then as of the most recent Business Day).  If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Lender) no longer reports the LIBOR Rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if page USD-LIBOR-BBA (BBAM) no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index or replacement page, as the case may be.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, or pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to any person or real property is retained by or vested in some other Person for security purposes.

“Loan” has the meaning set forth in Section 2.1.

“Loan Documents” means, collectively, this Note, all Security Documents and all other agreements, instruments, certificates and/or documents executed and/or delivered in connection therewith, as each may be amended, restated, supplemented, replaced, renewed, extended or otherwise modified from time to time.

“Loan to Value Ratio” means, as of any date of determination, a ratio, expressed as a percentage, (a) the numerator of which is the outstanding principal balance of the Loan as of such date, and (b) the denominator of which is the aggregate Retail Value of all Pledged Intervals (taking into account Recycled Inventory and any Pledged Intervals that have been released), as determined by Lender using enclosed calculations based on the most recent inventory report received by Lender pursuant to Section 3.2(b) hereof.

“Management Agreement” shall mean the agreement between an Owner’s Association and its manager providing for the management of the Resort and any new management agreement executed in its place, each as amended in accordance with the terms of the Loan Documents.

“Material Adverse Effect” or “Material Adverse Change” means any development, event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances which result in any material and adverse change in, or a change which has a material adverse effect upon, any of:

(i)the business, properties, operations or condition (financial or otherwise) of Borrower or Guarantor, which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) Borrower failing to comply with any of the financial covenants contained in this Note or (ii) Borrower’s or Guarantor’s inability to perform its obligations pursuant to the terms of the Loan Documents;

(ii)the legal or financial ability of Borrower or Guarantor to perform its obligations under the Loan Documents and to avoid any Event of Default; or

(iii) (A) the legality, validity, binding effect or enforceability against Borrower and Guarantor of any Loan Document in accordance with its terms, (B) the validity, perfection or priority of any Lien granted to Lender under the Mortgage or any other Loan Document, or (C) the ownership, use enjoyment, value or validity of any material portion of the Collateral.

“Maturity Date” means June 25, 2019.

“Maximum Rate” has the meaning set forth in Section 2.2(c).

“Monthly Payment Date” means the 20th day of each calendar month (or, if such twentieth day is not a Business Day, then the first Business Day thereafter).

“Mortgage” means that certain Fee Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Subleases, Rents, and Security Deposits, dated on or about November 19, 2012 and executed by Borrower in favor of Lender, as the same may be amended, restated, supplemented, replaced, renewed, extended or otherwise modified from time to time.

“Note” means this Second Amended and Restated Secured Promissory Note, which amends and restates the Amended Note, which amended and restated the Original Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means without duplication, at the time so measured, all obligations, Indebtedness and liabilities of Borrower and Guarantor to Lender at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or un-matured, now existing or hereafter arising, contractual or tortious, liquidated or un-liquidated, under any of the Loan Documents or otherwise relating to this Note, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of Borrower for any reason at any time, and including, in each case, obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

“Obligors” has the meaning set forth in Section 2.3(i).

“Original Note” has the meaning set forth in Section 4.4.

“Original Note Closing Date” means November 19, 2012.

“Other Indebtedness” shall have the meaning provided in any Mortgage.

“Owner’s Association” means each non-profit corporation or entity or unincorporated association or cooperative association under applicable state or other law which is responsible for the management and maintenance of the Resort pursuant to the terms of a related Declaration and/or other applicable formation or governance documents, as listed from time to time in the Bluegreen Vacation Club Multi-Site Public Offering Statement.

“Owner Beneficiary Rights” has the meaning set forth in the Club Trust Agreement.

“Past Due Charge” has the meaning set forth in Section 2.2(b).

“Permitted Discretion” means a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Encumbrances” means, with respect to any real property Collateral described in the Mortgage, the items listed on Schedule B of the title insurance policy issued and delivered to Lender insuring the Mortgage (as such title policy may be amended by one or more endorsements from time to time), but only to the extent such items listed thereon remain valid and binding upon such Pledged Interval, have not been breached and are not yet due or payable.

“Person” means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

“Pledged Interval” means Borrower’s fee simple ownership interest in and to a completed Timeshare Interest that is subject to a Lien and security interest in favor of Lender pursuant to a recorded Mortgage.

“Points” has the meaning assigned to the term “Vacation Points”, as set forth in the Club Trust Agreement.

“Purchaser” means one or more Persons that both (i) are not Affiliates of Borrower or Borrower’s Affiliates and (ii) purchase one or more Pledged Intervals from Borrower pursuant to a Timeshare Agreement.

“Prepayment Premium” means the percentage set forth below multiplied by the unpaid principal balance of the Loan voluntarily prepaid, which Prepayment Premium is payable in connection with a voluntary prepayment of the Loan in accordance with the provisions of Section 2.3(c) of this Note:

Date of Prepayment	Percentage
June 25, 2015, to June 25, 2016	Two percent (2.0%)
June 26, 2016, to June 25, 2018	One percent (1.0%)
June 26, 2018, to the Maturity Date	Zero percent (0.0%)

“Principal Reduction Date” has the meaning set forth in Section 2.3(d).

“Protective Advance” has the meaning set forth in the Mortgages.

“Quarterly Determination Date” means the date hereof and the first Business Day of each calendar quarter thereafter.

“Receivables Loan” means that certain receivables loan extended to Bluegreen Corporation and/or its Affiliates pursuant to the Receivables Loan Documentation.

“Receivables Loan Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of July 10, 2013, by and among Bluegreen Corporation, the financial institutions from time to time party thereto and CapitalSource Bank, as administrative, payment and collateral agent (“Receivables Loan Agent”), as the same has been amended to date and may be further amended, restated, supplemented, replaced, renewed, extended or otherwise modified from time to time.

“Receivables Loan Documentation” means the Receivables Loan Agreement and any and all certificates, agreements and documents executed and/or delivered in favor of Receivables Loan Agent or any Receivables Loan Lender in connection with or pursuant to the Receivables Loan Agreement, as amended, restated, supplemented, replaced, renewed, extended or otherwise modified from time to time.

“Receivables Loan Lender” shall mean, individually and collectively, Pacific Western Bank, a California state-charted bank, as successor-by-merger to CapitalSource Bank, a California industrial bank, and any other Lender under the Receivables Loan from time to time.

“Receivables Loan Obligations” means all Indebtedness, liabilities, obligations, and responsibilities, both financial and otherwise, to which Bluegreen Corporation and/or its Affiliates are subject under any of the Receivables Loan Documentation, including, but not limited to, all amounts due or becoming due in respect of the Receivables Loan or any of the Receivables Loan Documentation, including principal, interest, costs, fees, expenses, prepayment premiums, indemnities, contributions, taxes, insurance premiums, loan charges, custodial fees, attorneys’ and paralegals’ costs, fees and expenses and obligations of payment and interest that accrue after the commencement of any proceeding under the Bankruptcy Code or any other Debtor Relief Law by or against any Person.

“Recycled Inventory” means, as of any Quarterly Determination Date, all Timeshare Interests owned by Borrower (or a wholly owned subsidiary of Borrower) as a result of the deletion of a Purchaser as an Owner Beneficiary (as defined in the Club Trust Agreement), as determined by the most recent inventory report received by Lender pursuant to Section 3.2(b) hereof, and subject to the Lien of Lender pursuant to the Loan Documents.

“Release Price” means, as of any date of determination, with respect to any Pledged Interval constituting a Timeshare Interest to be sold pursuant to a Timeshare Agreement, an amount in cash equal to the sales price of the Timeshare Interest to be sold multiplied by the greater of (a) ten percent (10%) or (b) the Adjusted Release Payment for such Pledged Interval as of the most recently preceding Quarterly Determination Date.

“Released Parties” has the meaning set forth in Section 4.5.

“Resort” means the resort commonly known as Bluegreen Odyssey Dells timeshare resort, located in Wisconsin Dells, Wisconsin, together with all improvements now or hereafter located thereon, including, as applicable, all roadways, easements, Common Elements, Furnishings, Resort Facilities, equipment, fixtures, licenses and all other appurtenances thereunto belonging.

“Resort Facilities” means those facilities and amenities at the Resort that are available for use by Purchasers of Pledged Intervals; in certain cases such facilities and amenities are not located within the boundaries of the timeshare regime at the Resort as established pursuant to the Declaration, but in such cases are subject to a Use Agreement.

“Retail Value” means, for any Pledged Interval at any date of determination an amount, in Dollars, equal to the product of (i) the number of Points for the type of Timeshare Interest constituting such Pledged Interval, identified by location and type of Timeshare Interest, as set forth on Exhibit A hereto, as the same may be hereafter amended and modified from time to time in a manner acceptable to Lender in writing in its Permitted Discretion, multiplied by (ii) the Adjusted Average Price Per Point.

“Security Documents” shall mean this Note, each Guaranty, each Mortgage, each Assignment of Declarant’s Rights, each UCC financing statement, each fixture filing, and all other documents, instruments, certificates and/or agreements that create or perfect (or purport to create or perfect) a Lien on or security interest in favor of Lender in the Collateral, as each may be amended, restated, supplemented, replaced, renewed, extended or otherwise modified from time to time.

“Timeshare Agreement” shall mean a ‘Bluegreen Owner Agreement’ as defined in the Club Trust Agreement.

“Timeshare Interest” shall mean with respect to the Resort, (x) an undivided fee simple ownership interest as a tenant in common or (y) a Resort Interest (as defined in the Club Trust Agreement) that is an ownership interest in real property substantially similar to an ownership interest described in clause (x) above (including Owner Beneficiary Rights), in either case with respect to any Timeshare Unit in the Resort, with a right to use such Timeshare Unit, or a Timeshare Unit of such type, generally for one (1) week or a portion of one (1) week annually or biennially, together with all appurtenant rights and interests as more particularly described in, with respect to the Resort, any and all documents evidencing or relating to the creation and sale of Timeshare Interests, the applicable Declarations, the applicable governing documents of the Owner’s Associations, any rules and regulations of the Owner’s Associations, and the Management Agreements.

“Timeshare Unit” means a part of the Resort which is designated for occupancy in connection with a Timeshare Interest.

“Use Agreement” means any written agreement pursuant to which Purchasers have been granted the right to use and enjoy a Resort Facility.

1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting 9 computation is required to be made for the purposes of this Note, the same shall be done, unless specified otherwise, in accordance with GAAP.
ARTICLE II

LOAN; PAYMENT

2.1 The Loan.  On the Original Note Closing Date, Lender advanced to Borrower a loan in an original principal amount equal to Five Million and No/100 DOLLARS ($5,000,000.00), of which $2,884,824 remained unpaid and outstanding as of the Amended Note Closing Date.  On the Amended Note Closing Date, Lender advanced to Borrower an additional $1,615,176 loan, resulting in an aggregate principal amount equal to Four Million Five Hundred Thousand and No/100 DOLLARS ($4,500,000.00) owing under the Amended Note, of which $2,415,557.00 remains unpaid and outstanding as of the date hereof.  On the date hereof, Lender advanced to Borrower an additional $2,384,443.00 loan, resulting in an aggregate principal amount equal to Four Million Eight Hundred Thousand and No/100 DOLLARS ($4,800,000.00) (the “Loan”).  The Loan is not a revolving credit facility and therefore, may not be drawn, repaid and redrawn.  Any payments of principal on the Loan shall be applied to permanently reduce the Loan in accordance with this Note and, once repaid, no portion of the Loan may be re-borrowed.  As a condition precedent to Lender making the Loan, on the date hereof, Borrower shall pay to Lender a non-refundable commitment fee equal to $23,844.00, which commitment fee shall be deemed fully earned on the date hereof. Please see Exhibit C attached hereto and made a part hereof for a description of how the increase in the Loan shall be funded to Borrower, less the aforementioned commitment fee and less the $50,000 Receivables Loan diligence fee owing to Lender by Guarantor.

2.2 Interest Rate; Past Due Charge; Default Rate; Maximum Rate.

(a) Interest Rate.  The outstanding principal balance under the Loan shall bear interest at the Contract Rate.  Whenever, subsequent to the date hereof, the LIBOR Rate is increased or decreased, the Contract Rate, as set forth herein, shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the LIBOR Rate on the day of such change.  The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question.  The daily rate shall be equal to 1/360th times the Contract Rate.  If any statement furnished by Lender for the amount of a monthly payment due exceeded the actual amount that should have been paid because the LIBOR Rate decreased and such decrease was not reflected in the monthly statement, Borrower shall make the payment specified in the monthly statement from Lender and Borrower shall receive a credit for the overpayment, which credit shall be applied towards the next subsequent monthly payment due hereunder.  If any statement furnished by Lender for the amount of a monthly payment due was less than the actual amount that should have been paid because the LIBOR Rate increased and such increase was not reflected in the monthly statement, Borrower shall make the payment specified in the monthly statement from Lender and Borrower shall be required to pay any resulting underpayment with the next subsequent monthly payment due hereunder.

(b) Past Due Charge and Default Rate.  Borrower recognizes and acknowledges that any default on any payment, or portion thereof, due hereunder or to be made under any of the other Loan Documents, will result in losses and additional expenses to Lender in servicing the Obligations, and in losses due to Lender’s loss of the use of funds not timely received.  Borrower further acknowledges and agrees that in the event of any such default, Lender would be entitled to damages for the detriment proximately caused thereby, but that it would be extremely difficult and impracticable to ascertain the extent of or compute such damages.  Therefore, if for any reason Borrower fails to pay any interest or principal or any other sum required to be paid under this Note when due, including any payment due at maturity or upon acceleration, or fails to pay any amounts due under any of the other Loan Documents when due, and such failure continues for a period of five (5) Business Days after the date on which such payment was due, then Borrower shall pay to Lender, in addition to any such delinquent payment (excluding the payment of the Loan due at maturity and the payment of the Loan upon acceleration by Lender), an amount equal to five percent (5%) of such delinquent payment (“Past Due Charge”).  In addition, upon the Maturity Date, upon the occurrence of a Default or an Event of Default and/or upon any acceleration, interest shall automatically accrue hereunder, without notice to Borrower or any other Person, at the Default Rate.  The Default Rate shall be calculated and due from the date that the Default occurred and shall be payable upon demand.

(c) Maximum Rate.  Borrower and Lender intend to comply at all times with applicable usury laws.  All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under Applicable Law (the “Maximum Rate”).  Lender may, in determining the Maximum Rate in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that otherwise permitted by Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the Maximum Rate, the interest payable to Lender shall be reduced to the Maximum Rate; and if from any circumstance Lender shall ever receive anything of value deemed interest by Applicable Law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower.  All interest paid or agreed to be paid to Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the Maximum Rate.  Borrower agrees that in determining whether or not any interest payment under the Security Documents or other Loan Documents exceeds the Maximum Rate, any non-principal payment (except payments specifically described in the Security Documents as “interest”) including without limitation, late charges, shall to the maximum extent not prohibited by law, be an expense, fee or premium rather than interest.  Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the Maximum Rate.  The provisions of this Note, all other Security Documents and Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this paragraph, and this paragraph shall govern over all other provisions in any document or agreement now or hereafter existing.  This paragraph shall never be superseded or waived unless there is a written document executed by Lender and Borrower, expressly declaring the usury limitation set forth in this paragraph to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

2.3 Payment.

(a) Payment on Maturity Date.  The aggregate outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all fees, costs, expenses and other amounts with respect thereto, and all other Obligations and amounts outstanding pursuant to the Mortgages and/or any other Loan Documents, shall be due and payable in full, if not earlier in accordance with this Note, on the Maturity Date.

(b) Monthly Payments of Interest.  On each Monthly Payment Date through and including the Maturity Date, Borrower shall pay to Lender interest in arrears for the period including the twentieth day of the prior calendar month through and including the nineteenth day of the then current calendar month.

(c) Voluntary Prepayment.  So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the privilege to prepay the Loan, in whole or in part, at any time;  provided,  that, if Borrower prepays the Loan with funds other than the Release Prices received in connection with the sale of Pledged Intervals in accordance with Section 2.4(a) hereof or from the proceeds of a casualty or condemnation, such prepayment shall be subject to the applicable Prepayment Premium.

(d) Mandatory Prepayment.

(i) Principal Reduction.  On or prior to each date set forth below (each, a “Principal Reduction Date”), Borrower shall make payments of principal to Lender, whether through the payment of Release Prices in connection with sales of Pledged Intervals or otherwise, in an aggregate amount equal to the amount necessary to reduce the outstanding principal balance of the Loan as of such Principal Reduction Date to an amount less than or equal to the outstanding principal balance set forth below corresponding to such Principal Reduction Date without payment of a Prepayment Premium:

Principal Reduction Date	Outstanding Principal Balance
June 25, 2016	$3,840,000
June 25, 2017	$2,880,000
June 25, 2018	$1,920,000

(ii) Mandatory Condemnation Payments.  Upon the delivery of any Condemnation Compensation to Borrower, any Owner’s Association and/or any Purchaser, if such Condemnation Compensation is not required to be used to repair, replace or improve the Pledged Intervals or other Collateral or the Resort in accordance with the terms of any

Mortgage or any other Loan Document, the applicable Declaration or Applicable Law, Borrower shall immediately repay the Loan in an amount equal to the amount of such Condemnation Compensation delivered to Borrower, any Owner’s Association and/or such Purchaser(s).  Such repayments shall be applied in the manner set forth in Section 2.5.

(e) Costs, Fees and Expenses.  Reasonable costs, fees and expenses payable pursuant to this Note and the other Loan Documents, and Protective Advances, shall be due and payable by Borrower to Lender or to such other Person(s) designated by Lender in writing on demand.

(f) Business Days.  Whenever in this Note or any other Loan Document any payment is required to be made on a date that is not a Business Day, such payment shall be made on the first Business Day after such date (and any such extension of time shall be included in the computation of payment of interest (including interest at the Default Rate)).

(g) Payments without Deduction. All payments under the Loan shall be made free and clear of, and without deduction or withholding for, or on account of, any taxes.
(h) U.S. Funds. The Loan is denominated and payable solely in United States Dollars.

(i) Indebtedness Absolute; No Offset; Waiver.  The payment obligations of Borrower under the Loan Documents are absolute and unconditional, without any right of rescission, setoff, counterclaim or defense for any reason against Lender.  As of the date hereof, the Loan has not been compromised, adjusted, extended, satisfied, rescinded, set-off or modified, and the Loan Documents are not subject to any litigation, dispute, refund, claims of rescission, setoff, netting, counterclaim or defense whatsoever, including but not limited to, claims by or against Borrower, any Guarantor or any other party.  Payment of the Obligations by Borrower, when due and payable pursuant to the terms of the Loan Documents, is not subject to compromise, adjustment, extension, satisfaction, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Loan, or otherwise.  Without limitation to the forgoing, to the fullest extent permitted under applicable law and notwithstanding any other term or provision contained in any Loan Document, Borrower hereby waives (i) presentment, protest and demand, notice of default (except as expressly required in the Loan Documents), notice of intent to accelerate, notice of acceleration, notice of protest, notice of demand and of dishonor and non-payment of the Obligations, (ii) any requirement of diligence or promptness on Lender’s part in the enforcement of its rights under the provisions of the Loan Documents, (iii) any rights, legal or equitable, to require any marshalling of assets or to require foreclosure sales in a particular order, (iv) all notices of every kind and description which may be required to be given by any statute or rule of law, (v) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Collateral, (vi) all rights of homestead, exemption, redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Obligations in the event of foreclosure of the Liens created by the Loan Documents, (vii) the pleading of any statute of limitations as a defense to any demand under any Loan Document and (viii) any defense to the obligation to make any payments required under the Loan Documents, including the obligation to pay taxes based on any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any of the Collateral, it being agreed and acknowledged that such payment obligations are unconditional and irrevocable.  Borrower further acknowledges and agrees (A) to any substitution, subordination, exchange or release of any security or the release of any party primarily or secondarily liable for the payment of the Loan; (B) that Lender shall not be required to first institute suit or exhaust its remedies hereon against others liable for repayment of all or any part of the Loan, whether primarily or secondarily (collectively, the “Obligors”), or to perfect or enforce its rights against any Obligor or any security for the Loan; and (C) that its liability for payment of the Loan shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure the Loan is invalid or unperfected.  Borrower acknowledges, warrants and represents in connection with each waiver of any right or remedy of any Credit Party contained in any Loan Document, that it has been fully informed with respect to, and represented by counsel of its choice in connection with, such rights and remedies, and all such waivers, and after such advice and consultation, has presently and actually intended, with full knowledge of its rights and remedies otherwise available at law or in equity, to waive or relinquish such rights and remedies to the full extent specified in each such waiver.

2.4 Sales of Pledged Intervals and Release of Liens.
(a) Sales.

(i) On or before the 20th calendar day of the month subsequent to the month in which a sale of a Pledged Interval occurs, Borrower shall deliver, or cause to be delivered, to Lender the Release Price for such Pledged Interval.  Upon receipt of payment of the Release Price, Lender shall credit the Release Price payment as provided in Section 2.5.  Borrower acknowledges that Lender shall have no obligation to execute or deliver or authorize the recording of any partial release of Lender’s Lien related to a sold Pledged Interval prior to Lender’s receipt of the Release Price for such Pledged Interval in good, collected funds in Dollars.

(ii) Lender shall adjust and re-calculate the Adjusted Release Payment for each Pledged Interval on each Quarterly Determination Date to account for (A) the then current outstanding balance of the Loan and all other Obligations under the Loan Documents and (B) the aggregate Retail Value of all Pledged Intervals (taking into account Recycled Inventory and any Pledged Intervals that have been released) as of such Quarterly Determination Date.

(b) Release of Lien on Timeshare Interests.

(i) Release for Timeshare Interests.  In connection with the sale of a Pledged Interval to a Purchaser pursuant to a Timeshare Agreement, Lender agrees to execute and deliver to Borrower the documents referred to below, pursuant to which the security interest and Lien in and to such Pledged Interval created by this Note, any Mortgage or any other Loan Document will be released if, but only if, all of the following conditions shall have been fully satisfied:

(1) the full Release Price in respect of such Pledged Interval shall have been paid to and received by Lender or Lender’s agent in good, collected funds; and
(2) a partial release of mortgage, in the form attached hereto as Exhibit B, shall have been completed by Borrower and submitted to Lender with the aforesaid request.

(ii) Recording; Certain Costs.  Borrower shall bear the responsibility of recording any and all documents executed and delivered by Lender under Section 2.4(b)(i).  Borrower shall pay all escrow costs and recording and transfer costs in respect of such documents.

2.5 Application of Payments and Proceeds.  Subject to the terms of the Mortgage requiring a different application of payments after the occurrence and during the continuance of an Event of Default, all payments delivered to Lender pursuant to Section 2.3,  Section 2.4 or otherwise pursuant to the Loan Documents, and all proceeds of Collateral received by Lender, in each case, in good, collected funds in Dollars, shall be applied by Lender as follows:

(a) first, to Lender, all fees, costs and expenses due and owing pursuant to this Note and/or any other Loan Document, and any Protective Advances, until paid in full;

(b) second, to Lender, accrued and unpaid interest under this Note and the other Loan Documents, including, without limitation, any interest at the Default Rate in accordance with Section 2.2(b), in each case, until paid in full;

(c) third, to Lender, the principal amount of the Loan, until paid in full;
(d) fourth, to Lender, all other Obligations, until paid in full; and
(e) fifth, to Lender, all Other Indebtedness (including, without limitation, the Receivables Loan Obligations), until paid in full.

Notwithstanding the foregoing, after an Event of Default has occurred and is continuing, Lender shall apply all amounts received for payment with respect to the Obligations, including any proceeds of Collateral, in accordance with the terms of the Mortgages.

Reserved.

Taxes and Other Charges.

All payments and reimbursements to Lender made under this Note or any other Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Lender’s net income.

ARTICLE III

COVENANTS

Borrower covenants and agrees that on and after the date hereof and until all of the Obligations are paid and performed in full, Borrower shall comply with the following covenants:

3.1 Mortgages; Title Insurance.

(a) Mortgage(s).  On the date hereof and to the extent not previously delivered, Borrower shall execute and deliver the Mortgage to Lender granting to Lender a valid, first priority Lien and security interest in all unsold Timeshare Interests owned as of the date hereof, which Lien and security interest shall be subject to no other Liens except for Permitted Encumbrances.  On or before each February 15th and August 15th hereafter, Borrower shall execute and deliver to Lender an amendment to the Mortgage granting to Lender a valid, first priority Lien and security interest in all unsold Timeshare Interests owned as of the date thereof that are not at such time subject to the Mortgage (including all Recycled Inventory as of such date), which Lien and security interest shall be subject to no other Liens except for Permitted Encumbrances.  The Mortgage and each amendment thereto shall be delivered to a title company acceptable to Lender for recordation in the applicable public real property office, and all taxes, recording fees and other fees and charges required by Applicable Law to be paid in connection therewith shall be duly paid in full in accordance with Lender’s instructions to the title company responsible for such filing.

(b) Title Insurance.  On the date hereof and to the extent not previously delivered, Borrower shall deliver to Lender a mortgagee’s title insurance policy (issued to Lender and in full force and effect) in respect of the Mortgage together with such endorsements thereto as Lender may require.  On each February 15th and August 15th hereafter, Borrower shall deliver to Lender an endorsement to such title insurance policy (issued to Lender and in full force and effect) in respect of each Timeshare Interest being added to the Mortgage in accordance with Section 3.1(a) above.  Such title insurance policy (and subsequent endorsements, as applicable) (i) shall have been issued by Resort Title Agency, Inc., as agent for First American Title Insurance Company, (ii) shall be in form and substance satisfactory to Lender and its special counsel, (iii) shall be in an amount equal to $4,800,000.00,  (iv) shall insure that the Mortgage creates a valid first Lien in and to the applicable Pledged Intervals free and clear of all defects, encumbrances and other Liens unacceptable to Lender except for Permitted Encumbrances and (v) shall contain such further endorsements and affirmative coverage as Lender may request in its Permitted Discretion and as available.  All premiums in respect of such title insurance policy shall be paid in full and evidence thereof shall be delivered to Lender.

3.2 Financial Statements, Reports and Other Information.
(a) Financial Reports. Borrower shall furnish to Lender:

(i) as soon as available and in any event within ninety-one (91) calendar days after the end of each fiscal year of Guarantor, audited annual financial statements of Guarantor on a consolidated basis, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, cash flows and owners’ equity (including retained earnings, such statement may be included in a note to the financial statements as allowed by GAAP), which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm of recognized national standing, as well as an annual sales report for all Pledged Intervals, for such completed fiscal year (which will reflect rescission and other post-sales adjustments);

(ii) as soon as available and in any event within one hundred eighty (180) calendar days after the end of each fiscal year of each Owner’s Association related to the Resort, audited annual financial statements of such Owner’s Association, including the notes thereto, consisting of (as applicable under GAAP) a balance sheet at the end of such completed fiscal year and the related statements of revenues, expenses and changes in fund balance for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm of recognized standing;

(iii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter (other than the final fiscal quarter of each fiscal year; provided that, upon the request of Lender, Borrower shall deliver draft, annual financial statements of Guarantor, excluding notes, supplemental schedules and management discussion, within sixty (60) calendar days of the end of each fiscal year) of Guarantor, unaudited, quarterly financial statements of Guarantor on a consolidated basis, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal quarter and the related statements of income, cash flows and owners’ equity (including retained earnings, such statement may be included in a note to the financial statements as allowed by GAAP) for such completed fiscal quarter.

All such financial statements described above shall be prepared in accordance with GAAP consistently applied with prior periods (subject, as to interim statements, to lack of footnotes and year-end adjustments).  Lender acknowledges that the independent certified public accounting firm auditing the statements referred to in clauses (i), (ii) and (iii) above as of the date hereof are deemed acceptable to Lender.  With each annual and quarterly financial statement of Guarantor, Guarantor shall also deliver a compliance certificate of an officer of Guarantor, in the form satisfactory to Lender, stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower and (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto.  Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants set forth in Section 3.3.

(b) Inventory Report.  On or before the thirtieth (30th) day following the end of each calendar quarter, Borrower shall provide to Lender the following reports reasonably acceptable to Lender which set forth (i) a report of all Timeshare Units at the Resort (including all Pledged Inventory and all Recycled Inventory acquired during such calendar quarter) by location and type of Timeshare Interest, (ii) a report showing the actual sales price for Pledged Intervals released by Lender and sold by Borrower during such calendar quarter, and (iii) a report of the average price, in Dollars, to purchase one Point during the immediately preceding calendar quarter for purposes of determining the Adjusted Average Price Per Point.

(c) Sales Information.  On or before the twentieth (20th) day of each month, Borrower shall provide to Lender a report in a form and substance satisfactory to Lender showing the previous month’s sales of Timeshare Interests at the Resort.

(d) Other Materials. Borrower shall furnish to Lender within ten (10) calendar days of Borrower’s receipt of Lender’s written request:

(i) such additional information, documents, statements, reports and other materials as Lender may request in writing in its reasonable discretion from time to time to the extent Borrower, its Affiliates and/or agents are able to produce such information, documents, statements, reports or other materials based on existing information, reports and/or accounting systems available to such Persons as of the date of such request; and

(ii) all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower with any Governmental Authority, excluding payroll taxes.

(e) Notices.  Borrower shall give Lender prompt written notice (and in any event within five (5) Business Days) of Borrower’s knowledge of (a) the occurrence of any Default or Event of Default, (b) any event which would be reasonably expected to result in a Material Adverse Effect or Material Adverse Change, (c) any material loss or damage to the Resort, (d) any material violation by Borrower of any Applicable Law, or (e) any breach of any material agreement adversely affecting the Resort.  Such notice shall include a detailed description of the applicable event, proceeding or loss and the actions Borrower or its Affiliates are taking or proposes to take with respect thereto.

(f) Borrower shall provide to Lender any other information, summaries or reports requested in writing by Lender in its Permitted Discretion.

3.3 Financial Covenants.  Borrower shall not permit the Loan to Value Ratio to exceed (a) during the period commencing on the date hereof and ending on (and including) June 25, 2016, thirteen and one half of one percent (13.5%), (b) during the period commencing on June 26, 2016 and ending on June 25, 2017, twelve and one half of one percent (12.5%), and (c) at any time thereafter, twelve percent (12%).

ARTICLE IV

MISCELLANEOUS

4.1 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE.

(a) UNLESS OTHERWISE SPECIFICALLY SET FORTH IN A PARTICULAR LOAN DOCUMENT, THE LOAN DOCUMENTS, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b) BY EXECUTION AND DELIVERY OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ANY MORTGAGE.  NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

4.2 Parties, Successors and Assigns.  This Note and the other Loan Documents shall inure to the benefit of Lender, any Transferee (as hereinafter defined) and all future holders of this Note, the Obligations and/or any of the Collateral, and each of their respective successors and/or assigns.  This Note and each other Loan Document shall be binding upon each Credit Party that is a party thereto and all other Persons (other than Lender) that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any of its right, title or interest in, to or under any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender.  No rights are intended to be created under this Note or any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any other Credit Party.  Nothing contained in this Note or any other Loan Document shall be construed as a delegation to Lender of any other Person’s duty of performance.  BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT Lender MAY, at any time AND FROM TIME TO TIME, (I) DIVIDE AND RESTATE THIS NOTE, PROVIDED THE BORROWER SHALL ONLY BE OBLIGATED TO EXECUTE ANY SUCH DIVIDED OR RESTATED NOTES TO THE EXTENT SUCH NOTES DO NOT CHANGE THE AGGREGATE OBLIGATIONS AND/OR LIABILITIES OF BORROWER, AND/OR (II) sell, assign, ENCUMBER, or GRANT PARTICIPATING INTERESTS IN, OR transfer OR ENCUMBER all or any part of its rights AND/or obligations under, THIS NOTE AND ANY OTHER LOAN DOCUMENT, the obligations AND/OR the collateral, IN EACH CASE, TO ANY OTHER PERSON (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”).  Each Transferee shall have all of the rights, benefits and obligations with respect to the Obligations, this Note, the other Loan Documents and the Collateral held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided,  however, that, notwithstanding anything to the contrary in this Note or any other Loan Document, Borrower shall not be obligated to pay under this Note to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation, sale, assignment or transfer not been effected.  Notwithstanding any other provision of this Note or any other Loan Document, Lender may disclose to any Transferee or prospective Transferee all information, reports, financial statements, certificates and documents obtained under any provision of this Note or any other Loan Document.

4.3 JURY WAIVER.

(a) EACH PARTY HEREBY (i) EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

(b) IN THE EVENT ANY SUCH CLAIM OR CAUSE OF ACTION IS BROUGHT OR FILED IN ANY UNITED STATES FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA OR IN ANY STATE COURT OF THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 4.3(A) IS DETERMINED OR HELD TO BE INEFFECTIVE OR UNENFORCEABLE, THE PARTIES AGREE THAT ALL CLAIMS AND CAUSES OF ACTION SHALL BE RESOLVED BY REFERENCE TO A PRIVATE JUDGE SITTING WITHOUT A JURY, MUTUALLY ACCEPTABLE REFEREE OR, IF THE PARTIES CANNOT AGREE, A REFEREE SELECTED BY THE PRESIDING JUDGE OF THE LOS ANGELES COUNTY, CALIFORNIA.  SUCH PROCEEDING SHALL

BE CONDUCTED IN LOS ANGELES COUNTY, CALIFORNIA, WITH CALIFORNIA RULES OF EVIDENCE AND DISCOVERY APPLICABLE TO SUCH JUDICIAL REFERENCE.  ANY PARTY MAY SEEK FROM ANY COURT HAVING JURISDICTION A PREJUDGMENT ORDER, WRIT OR OTHER RELIEF ENFORCED TO THE FULLEST EXTENT PERMITTED BY LAW NOTWITHSTANDING THAT ALL CLAIMS AND CAUSES OF ACTION ARE OTHERWISE SUBJECT TO RESOLUTION BY JUDICIAL REFERENCE.

(c) THE STIPULATIONS OF THE PARTIES IN SECTION 4.1 AND THIS SECTION 4.3 SHALL SURVIVE THE FINAL PAYMENT OF ALL OF THE OBLIGATIONS AND THE TERMINATION OF THIS NOTE AND THE OTHER LOAN DOCUMENTS.

4.4 Amendment and Restatement.   This Note is executed and delivered by the Borrower to amend, renew, restate, and further evidence the indebtedness evidenced by (i) that certain Secured Promissory Note, dated as of November 19, 2012, executed by the Borrower and payable to the order of Lender in the original principal sum of $5,000,000.00 (the “Original Note”) and (ii) that certain Amended and Restated Secured Promissory Note, dated as of July 10, 2013, executed by the Borrower and payable to the order of Lender in the original principal sum of $4,500,000.00 (the “Amended Note”).  This Note shall constitute a renewal, amendment, and restatement of the Original Note and the Amended Note.  This Note does not extinguish the indebtedness, liabilities, or other Obligations of Borrower arising under the Original Note or the Amended Note, and does not constitute a novation or payment of any part of the indebtedness, liabilities or other Obligations of Borrower evidenced by the Original Note or the Amended Note.  Borrower hereby agrees that the execution of this Note shall in no manner vitiate, impair or affect the liens and security interests created and evidenced by the Original Note, the Amended Note or any of the Loan Documents (as defined in the Original Note) in effect as of the Original Note Closing Date, the Amended Note Closing Date or created prior to the date hereof, and such liens and security interests shall not be and are not in any manner released or waived solely by execution of this Note.  Guarantor hereby ratifies and reaffirms all of its obligations under that certain Payment Guaranty dated November 19, 2012, by Guarantor in favor of Lender, and hereby acknowledges that such Guaranty is in full force and effect.

4.5 RELEASE.   FOR AND IN CONSIDERATION OF LENDER’S AGREEMENT CONTAINED HEREIN, BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES  LENDER FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL OR AT LAW OR IN EQUITY, IN WHOLE OR IN PART, ARISING ON OR BEFORE THE DATE HEREOF THAT BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING  DIRECTLY OR INDIRECTLY FROM THE ORIGINAL NOTE, ANY OF THE LOAN DOCUMENTS, THE RECEIVABLES LOAN DOCUMENTATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS OR RECEIVABLES LOAN DOCUMENTATION AND/OR NEGOTIATION

FOR AND EXECUTION OF THIS  NOTE, THE OTHER LOAN DOCUMENTS OR ANY OF THE RECEIVABLES LOAN DOCUMENTATION, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, EXCEPT AS ITS RELATES TO LENDER PERFORMING ITS OBLIGATIONS UNDER THIS NOTE FROM AND AFTER THE DATE HEREOF.  BORROWER  WAIVES THE BENEFITS OF ANY LAW, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” BORROWER UNDERSTANDS THE FACTS IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND INFORMATION NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED.  BORROWER ACCEPTS THIS POSSIBILITY AND ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED AND FURTHER AGREES THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

[Signature pages follow]

IN WITNESS WHEREOF, the signatories hereto have caused this Note to be executed and delivered by their respective duly authorized officers.

BORROWER:

BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation

By: /s/ Anthony M. Puleo

Name:  Anthony M. Puleo

Title:    Vice President and Treasurer

AGREED TO AND ACKNOWLEDGED:

GUARANTOR:

BLUEGREEN CORPORATION,

a  Florida corporation

By: /s/ Anthony M. Puleo

Name:  Anthony M. Puleo

Title:    Senior Vice President, CFO and Treasurer

AGREED TO AND ACKNOWLEDGED:

LENDER:

PACIFIC WESTERN BANK,
a California state-chartered bank,
as successor-by-merger to CapitalSource Bank

By: /s/ Jason Schwartz

Name: Jason Schwartz

Title:  Senior Vice-President, Managing Director